FOR IMMEDIATE RELEASE

      NEW YORK, NY, JANUARY 15, 2001 - AnnTaylor  Stores  Corporation  (NYSE:
ANN) announced that Patricia DeRosa President and Chief Operating Officer has resigned from the Company, effective today.

      Ann Taylor Chairman and Chief Executive Officer J. Patrick Spainhour said, "Patti has made very strong contributions to Ann Taylor over her four years with us, and we appreciate all of her efforts. We will miss Patti, and we wish her well in all of her future endeavors."

      Mr. Spainhour continued, "We are beginning our recruiting efforts immediately, and will consider both internal and external candidates."

      Ann Taylor is one of the country's leading women's specialty retailers, operating 481 stores in 42 states, Puerto Rico and the District of Columbia, as well as an Online Store at www.anntaylor.com.


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Contact:Investor Relations:             Media Relations:

        Barry Erdos                     Jill Golden
        EVP - Chief Financial Officer   Vice President- Corporate Communications
        (212) 541-3318                  (212) 541-3269

        Doreen Dempsey
        Director, Investor Relations
        (212) 541-3484